Exhibit 23.7

September 20, 2010

To:	China Ming Yang Wind Power Group Limited
Jianye Road, Mingyang Industry Park
National Hi-Tech Industrial Development Zone
Zhongshan, Guangdong Province 528437
People’s Republic of China

Dear Sirs,

We hereby consent to the references to our name and the quotations by China Ming Yang Wind Power Group Limited in its Registration Statement (as may be amended or supplemented) on Form F-l submitted, to be submitted or to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), of research data and information prepared by us, and in roadshow and other promotional materials in connection with the proposed offering. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Black & Veatch

Name:	Cheong Hoe Wai
Title:	Managing Director - Asia Region
Black & Veatch Energy

Black & Veatch International Company

15/F SK Tower Beijing, No. 6 Jia, Jianguomenwai Avenue, Chao Yang District, Beijing 100022

100022

8610-58165888 8610-58165889

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